CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of U. S. Canadian Minerals, Inc.; a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ending September 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), Van der Bok Busboom, Chief Financial Officer of the Company do hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/  Van der Bok Busboom
Name:    Van der Bok Busboom
Title:      Chief Financial Officer

Date:      March 22, 2007

[A signed original of this written statement required by Section 906 has been provided to U S Canadian Minerals Inc. and will be retained by U S Canadian Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]